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                                                                   EXHIBIT 99.14

                [MORGAN STANLEY & CO. INCORPORATED LETTERHEAD]

                 CONSENT OF MORGAN STANLEY & CO. INCORPORATED


          We hereby consent to (i) the use of our opinion letter dated May 3, 2001 to the Board of Trustees of Archstone Communities Trust included as Annex B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Archstone-Smith Trust and Charles E. Smith Residential Realty, Inc., and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ MORGAN STANLEY & CO. INCORPORATED

September 6, 2001